EXHIBIT 24.2

                     (Letterhead of HJ & Associates, L.L.C.
                 Certified Public Accountants and Consultants)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

Board of Directors
American Fire Retardant Corp.
El Cajon, California


We hereby consent to the use in this Registration Statement of American Fire Retardant Corp. on Form S-8 of our report dated March 16, 2001 of American Fire Retardant Corp. for the year ended December 31, 2000, which is a part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ HJ and ASSOCIATES, LLC


HJ and Associates, LLC
Salt Lake City, Utah
December 18, 2001